U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 13, 2009


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                One Castle Street
                           St. Helier, Jersey JE2 3RT
                                 Channel Islands
                              Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)



             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure" and Item 2.02, "Results of Operations and Financial Condition."


FOR IMMEDIATE RELEASE                                            August 13, 2009


                           Berkeley Technology Limited

                                 Interim Report
                       For the Three and Six Months Ended
                                  June 30, 2009


     London,  August 13, 2009 - Berkeley  Technology  Limited (OTCBB:  BKLYY.PK,
London: BEK.L) (the "Company") is an international venture capital consulting firm with a focus on Silicon Valley technology companies.

     The Company today reported financial results for the three and six months ended June 30, 2009. The Company's consolidated net loss for the second quarter of 2009 was $0.7 million, or $0.01 per diluted share and $0.15 per diluted ADR, compared with a consolidated net loss of $0.6 million, or $0.01 per diluted share and $0.12 per diluted ADR, for the second quarter of 2008. The Company computes and reports consolidated net income (loss) and diluted earnings (loss) per share and ADR in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

      For the six months ended June 30, 2009, the Company's consolidated net loss was $1.7 million, or $0.03 per diluted share and $0.34 per diluted ADR, compared with a consolidated net loss of $1.1 million, or $0.02 per diluted share and $0.21 per diluted ADR, for the first six months of 2008.

     A $0.2 million decline in interest income and a $0.5 million swing in realized investment gains and losses contributed to the $0.6 million higher net loss for the six months ended June 30, 2009, compared with the same period in 2008.

     Accounting rules require us to review our private equity investments on a quarterly basis for impairment indicators. If impairment indicators exist, we must then record a loss for any decrease in fair value that we determine to be other-than-temporary. We did not find any impairment indicators in our investment reviews for the second quarter of 2009; however, during the first quarter of 2009, we recorded a write-down of $0.2 million on one of our private equity investments. Despite our valuation of this investment as at the end of the first quarter of 2009, there is still the possibility that we could ultimately realize more than our current carrying value of this investment. This investee company was a former consulting client of ours and during the second quarter of 2009, we were successful in converting our fees receivable from this investee company into an additional bridge financing investment which protects our original preferred stock investment. The results for the first quarter of 2008 included a $0.3 million realized investment gain relating to the final distribution we received from the WorldCom securities litigation. This means that $0.5 million of the $0.6 million decline in operating results for the first six months of 2009, compared to the first six months of 2008, was due to either unrealized investment write-downs or extraordinary investment gains. During the fourth quarter of 2008, we received a partial distribution of $1.4 million from the Enron Corporation securities litigation, and we expect to receive a final distribution later in 2009.

     We continue to make progress in holding operating expenses down, despite the severance costs paid to one employee over the 12-month period ended on June 30, 2009. Operating expenses for the first six months of 2009 fell by $36,000, compared to the same period in 2008. We expect quarterly expenses to fall by approximately $0.2 million starting in the third quarter of 2009 after severance costs cease in relation to the employee referred to above.

     We earned consulting fees of $0.25 million during the first six months of 2009 which was comparable to the fees earned in the same period last year. Interest income declined by $0.2 million to only $14,000 for the first six months of 2009, compared to the first six months of 2008, due to lower interest rates.

     In certain of our consulting arrangements, we may benefit from investments made by our clients if their investments are successful. Given the challenges we face in the current economic environment, the level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time. We continue to actively seek new clients and business opportunities.

     This interim management report and the following condensed set of financial statements and responsibility statement represent the Company's half yearly financial report for the six months ended June 30, 2009, in accordance with the Disclosure and Transparency Rules of the Financial Services Authority in the U.K.

                                    ********

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                                                     June 30,          December 31,
                                                                                       2009                2008
                                                                                  --------------     ---------------

                                     ASSETS
Current assets:
   Cash and cash equivalents                                                      $       12,213     $        13,681
   Accounts receivable, less allowances of $0 as of June 30, 2009
      and December 31, 2008                                                                  157                 222
   Interest receivable                                                                         -                   1
   Prepaid expenses and deposits                                                              73                 147
                                                                                  --------------     ---------------

Total current assets                                                                      12,443              14,051

Private equity investments (at lower of cost or estimated fair value)                      1,341               1,484
Property and equipment,  net of accumulated  depreciation of $180 and $177 as of
   June 30, 2009 and December 31, 2008, respectively                                           7                   9
                                                                                  --------------     ---------------
Total assets                                                                      $       13,791     $        15,544
                                                                                  ==============     ===============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                          $          455     $           459
   Policyholder liabilities (due in less than one year)                                       40                 106
                                                                                  --------------     ---------------
Total current liabilities                                                                    495                 565
                                                                                  --------------     ---------------

Commitments and contingencies (Note 7)

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
   64,439,073 shares issued and outstanding as of June 30, 2009
   and December 31, 2008                                                                   3,222               3,222
Additional paid-in capital                                                                67,892              67,860
Retained earnings                                                                          5,179               6,894
Employee benefit trusts, at cost (13,522,381 shares as of
   June 30, 2009 and December 31, 2008)                                                  (62,598)            (62,598)
Accumulated other comprehensive loss                                                        (399)               (399)
                                                                                  --------------     ---------------
Total shareholders' equity                                                                13,296              14,979
                                                                                  --------------     ---------------
Total liabilities and shareholders' equity                                        $       13,791     $        15,544
                                                                                  ==============     ===============


 See accompanying Notes which are an integral part of these Unaudited Condensed
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share and ADS amounts)

                                                                      Three Months Ended             Six Months Ended
                                                                           June 30,                      June 30,
                                                                 ---------------------------   --------------------------
                                                                     2009           2008          2009           2008
                                                                 ------------   ------------   -----------   ------------
Revenues:
Consulting fee income                                            $        150   $        150   $       247   $        264
Interest income                                                             7             78            14            199
Realized investment gains (losses)                                          -              -          (200)           270
                                                                 ------------   ------------   -----------   ------------
                                                                          157            228            61            733
Expenses:
Operating expenses                                                        906            859         1,773          1,809
Amounts credited on insurance policyholder accounts                         -              2             1              3
                                                                 ------------   ------------   -----------   ------------
                                                                          906            861         1,774          1,812
                                                                 ------------   ------------   -----------   ------------

Loss before income tax expense                                           (749)          (633)       (1,713)        (1,079)

Income tax expense                                                          -              -             2              2
                                                                 ------------   ------------   -----------   ------------
Net loss                                                         $       (749)  $       (633)  $    (1,715)  $     (1,081)
                                                                 ============   ============   ===========   ============


Basic and diluted loss per share                                 $      (0.01)  $      (0.01)  $     (0.03)  $      (0.02)
                                                                 ============   ============   ===========   ============

Basic and diluted loss per ADS                                   $      (0.15)  $      (0.12)  $     (0.34)  $      (0.21)
                                                                 ============   ============   ===========   ============




















 See accompanying Notes which are an integral part of these Unaudited Condensed
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                       Six Months Ended
                                                                           June 30,
                                                                 ---------------------------
                                                                    2009            2008
                                                                 ------------   ------------

Net cash used in operating activities                            $     (1,406)  $     (1,057)


Cash flows from investing activities:
Proceeds from WorldCom, Inc. securities litigation settlement               -            270
Capital expenditures                                                        -             (2)
                                                                 ------------   ------------
Net cash provided by investing activities                                   -            268
                                                                 ------------   ------------


Cash flows from financing activities:
Insurance policyholder benefits paid                                      (74)             -
                                                                 ------------   ------------
Net cash used in financing activities                                     (74)             -
                                                                 ------------   ------------


Effect of exchange rate changes on cash                                    12              -
                                                                 ------------   ------------

Net decrease in cash and cash equivalents                              (1,468)          (789)
Cash and cash equivalents at beginning of period                       13,681         14,568
                                                                 ------------   ------------
Cash and cash equivalents at end of period                       $     12,213   $     13,779
                                                                 ============   ============




Supplemental disclosure of non-cash investing activities:
 Exchange of receivable from consulting client for additional
 private equity investment in consulting client                  $         57   $          -





 See accompanying Notes which are an integral part of these Unaudited Condensed
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                           NOTES TO THE INTERIM REPORT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2009

       This interim report has not been audited or reviewed by independent auditors pursuant to the Auditing Practices Board guidance on Review of Interim Financial Information.

       As used herein, the terms "Company," "we," "us" and "our" refer to Berkeley Technology Limited. Except as the context otherwise requires, the term "Group" refers collectively to the Company and its subsidiaries.


Note 1.   Basis of Presentation and Principles of Consolidation

       The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company in conformity with United States generally accepted accounting principles ("U.S. GAAP"). These unaudited condensed consolidated financial statements include the accounts of the Company, its subsidiaries, the Employee Share Option Trust ("ESOT") and the Agent Loyalty Opportunity Trust ("ALOT"). Significant subsidiaries included in the operations of the Group and discussed in this document include Berkeley International Capital Corporation ("BICC") and London Pacific Assurance Limited ("LPAL"). All intercompany transactions and balances have been eliminated in consolidation.

       Certain information and note disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary for a fair statement of the results for the interim periods presented.

       These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2008, which are contained in the Company's Annual Report. The December 31, 2008 condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP.

       As the level of consulting fees earned by the Company is expected to be volatile depending on the nature and extent of consulting work at any point in time, the results for the six month period ended June 30, 2009 may not be indicative of the results to be expected for the full fiscal year.

       From January 1, 2008, the unaudited condensed consolidated balance sheets are presented in a classified format as is appropriate for a consulting company rather than in an unclassified format as is appropriate for a life insurance and annuities company. This change had no impact on the Company's shareholders' equity at January 1, 2008. The Group's primary business is now consulting in venture capital. See Note 3 "Investments" for a discussion of the impact of this change on the Company's accounting policy for its private equity investments.

       The majority of the Group's assets at December 31, 2008 were held by its life insurance and annuities business. After policy maturities in LPAL during the first six months of 2009 totaling $74,000, there were no policies outstanding at June 30, 2009. However, as of that date, two death claims (approximately $40,000 in aggregate) were still pending distribution. The Group expects these distributions to be made in the third quarter of 2009. During the second quarter of 2009, as approved by the Jersey Financial Services Commission ("JFSC"), LPAL distributed a total of $9.0 million in cash to the Company. Also during the second quarter of 2009, the directors of LPAL submitted a Cessation of Business Plan ("COBP") to the JFSC and, subject to the satisfactory completion of the COBP, the JFSC should be able to cancel LPAL's insurance permit. At that point, LPAL will no longer be regulated by the JFSC and the Company will move toward the dissolution of LPAL as soon as practicable.

       The Company is incorporated under the laws of Jersey, Channel Islands. Its Ordinary Shares are traded on the London Stock Exchange and in the U.S. on the Over-the-Counter Bulletin Board in the form of American Depositary Shares ("ADSs"), which are evidenced by American Depositary Receipts ("ADRs").

Use of Estimates

       The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of these unaudited condensed consolidated financial statements as well as the reported amount of revenues and expenses during this reporting period. The Group's management's estimates are based on historical experience, input from sources outside of the Company, and other relevant facts and circumstances. Actual results could differ materially from those estimates. Accounting policies that include particularly significant estimates include the assessment of recoverability and measuring impairment of private equity investments, investment and impairment valuations, measurement of deferred tax assets and the corresponding valuation allowances, fair value estimates for the expense of employee share options, valuation of accounts receivable, and estimates related to commitments and contingencies.

Recently Issued Accounting Pronouncements

       In February 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 157-2 ("FSP FAS 157-2"), "Effective Date of FASB Statement No. 157," which delayed the effective date of Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements," to fiscal years ending after November 15, 2008 for non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of FSP FAS 157-2 as of January 1, 2009 did not have an impact on the Company's financial position or results of operations.

       In April 2009, the FASB issued three FASB Staff Positions ("FSPs") that were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. FSP No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly," provides additional guidelines for estimating fair value in accordance with SFAS 157. FSP No. 115-2, "Recognition and Presentation of Other-Than-Temporary Impairments," changes existing accounting requirements for other-than-temporary impairment ("OTTI") for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. FSP No. 107-1 and Accounting Principles Board ("APB") Opinion No. 28-1, "Interim Disclosures about Fair Value of Financial Instruments," increases the frequency of fair value disclosures. These FSPs are effective for fiscal years and interim periods ending after June 15, 2009. The adoption of these FSPs did not have an impact on the Company's consolidated financial statements.

       In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), "Noncontrolling Interests in Consolidated
Financial Statements, an amendment of ARB No. 51." SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as a minority interest, is an ownership interest in the consolidated entity that should be  reported  in the equity  section of the  balance  sheet.  Among other requirements, the statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. The adoption of SFAS 160 effective January 1, 2009 did not have an impact on the Company's consolidated financial statements.

       In  April  2009,  the  FASB  issued  Statement  of  Financial  Accounting
Standards No. 165 ("SFAS 165"), "Subsequent Events." SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Company adopted SFAS 165 for the quarter ended June 30, 2009. The adoption of SFAS 165 did not have an impact on the Company's consolidated financial statements. See Note 10 to the accompanying condensed consolidated financial statements for the related disclosure.

       In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168 ("SFAS 168"), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles." SFAS 168 identifies the FASB Accounting Standards Codification as the authoritative source of generally accepted accounting principles in the United States. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of SFAS 168 to have a material impact on its consolidated financial statements.


Note 2.   Earnings Per Share and ADS

       The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." This statement requires the presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income or loss by the weighted-average number of Ordinary Shares outstanding during the applicable period, excluding shares held by the ESOT and the ALOT which are regarded as treasury stock for the purposes of this calculation. The Company has issued employee share options, which are considered potential common stock under SFAS
128. The Company has also issued Ordinary Share warrants to Bank of Scotland in connection with the Company's bank facility (now terminated), which are also considered potential common stock under SFAS 128. Diluted earnings per share is calculated by dividing net income by the weighted-average number of Ordinary Shares outstanding during the applicable period as adjusted for these potentially dilutive options and warrants which are determined based on the "Treasury Stock Method."

       For the three and six month periods ended June 30, 2009 and 2008, there were no "in-the-money" options or warrants, and therefore no potentially dilutive securities. As a result, if the Company had reported net income for these periods, diluted loss per share would be the same as basic loss per share.

       Earnings (loss) per ADS is equivalent to ten times earnings (loss) per Ordinary Shares.

       A reconciliation of the numerators and denominators for the basic and diluted earnings (loss) per share calculations is as follows:

                                                                       Three Months Ended          Six Months Ended
                                                                            June 30,                    June 30,
                                                                 ---------------------------   --------------------------
                                                                     2009           2008          2009           2008
                                                                 ------------   ------------   -----------   ------------
                                                                                (In thousands, except per share
                                                                                        and ADS amounts)

Net loss                                                         $       (749)  $       (633)  $    (1,715)  $     (1,081)
                                                                 ============   ============   ===========   ============
Basic and diluted loss per share and ADS:
Weighted-average number of Ordinary Shares outstanding,
   excluding shares held by the employee benefit trusts                50,917         50,917        50,917         50,917
                                                                 ============   ============   ===========   ============

Basic and diluted  loss per share                                $      (0.01)  $      (0.01)  $     (0.03)  $      (0.02)
                                                                 ============   ============   ===========   ============

Basic and diluted loss per ADS                                   $      (0.15)  $      (0.12)  $     (0.34)  $      (0.21)
                                                                 ============   ============   ===========   ============


Note 3.   Investments

       As discussed above, from January 1, 2008, the Group's primary business for financial reporting purposes is considered to be consulting in venture capital rather than life insurance and annuities. As such, the Group's private equity investments are carried at cost less any other-than-temporary impairments. Previously, the Group carried its private equity investments at fair value in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Under paragraph 127(b) of SFAS 115, insurance companies are required to report equity securities at fair value even if they do not meet the scope criteria in paragraph 3 of SFAS 115. With respect to the Group's private equity investments held at December 31, 2007, the Group's best estimate of their fair value was their cost basis. Therefore, the change from an insurance company for financial reporting purposes to a consulting company as of January 1, 2008 did not have an impact on the carrying values of the Group's private equity investments. Marketable debt and equity securities will be carried at fair value in accordance with SFAS 115, should the Group make such investments in the future.

       As of June 30, 2009 and December 31, 2008, the Group's only investments were private equity securities.

       For 2008 and the first six months of 2009, because all of the Group's private equity investments are less than 20% in the investee companies, and the Group does not have any significant influence on the investee companies, all such investments are accounted for in accordance with the cost method. In accordance with FASB Staff Position Nos. FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," the Group's management evaluates the Group's investments for any events or changes in circumstances ("impairment indicators") that may have significant adverse effects on the Group's investments. If impairment indicators exist, then the carrying amount of the investment is compared to its estimated fair value as determined in accordance with Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." If any impairment is determined to be other-than-temporary, then a realized investment loss would be recognized during the period in which such determination is made by the Group's management.

       SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS 157 has also established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. See Note 4 "Fair Value of Financial Instruments" below for the three levels of the SFAS 157 hierarchy. Level 3 inputs apply to the determination of fair value for the Group's private equity investments. These are unobservable inputs where the determination  of  fair  values  of  investments  requires  the  application  of significant judgment. As discussed above, from January 1, 2008, only other-than-temporary impairments will be recognized and the carrying value of a private equity investment cannot be increased above its cost unless the investee company completes an initial public offering or is acquired. During the first quarter of 2009, the Group determined that impairment indicators existed for one of its private equity investments, and then determined that the impairment was other-than-temporary. The Group recognized a realized investment loss in its consolidated statement of operations of $200,000 on this investment as of the end of March 2009. During the second quarter of 2009, the Group determined that no impairment indicators existed for its private equity investments. It is possible that the factors evaluated by management and fair values will change in subsequent periods, resulting in material impairment charges in future periods.

Investment Concentration and Risk

       As of June 30, 2009, the Group's investments consisted of three private corporate equity securities with individual carrying values of less then 10% of the Group's shareholders' equity. One of these investments, with a carrying value of $357,000, is in preferred stock of a technology company that was a consulting client of BICC until February 2009. Another investment, with a carrying value of $140,000, is in preferred stock of another technology company that was a consulting client of BICC in prior years. The third investment has a carrying value of $844,000 and is in preferred stock of a technology company.

       As  of  June  30,  2009,  the  Company's   Jersey  based  life  insurance
subsidiary, LPAL, owned 90% of the Group's $1.3 million in private equity securities. LPAL is a regulated insurance company, and as such it must meet stringent capital adequacy requirements and no transfers, except in satisfaction of long-term business liabilities, are permitted from its long-term insurance fund without the consent of LPAL's directors and actuary. LPAL's investments are not currently available to fund the operations or commitments of the Company or its other subsidiaries. However, as discussed above in Note 1, during the second quarter of 2009, the directors of LPAL submitted a Cessation of Business Plan ("COBP") to the JFSC and, subject to the satisfactory completion of the COBP, the JFSC should be able to cancel LPAL's insurance permit. At that point, LPAL will no longer be regulated by the JFSC and the Company will move toward the dissolution of LPAL as soon as practicable.

Realized Investment Gains and Losses

       In the first six months of 2008, the Company recorded a realized investment gain of $270,000, representing the final distribution from the WorldCom, Inc. securities litigation. LPAL held certain WorldCom, Inc. publicly traded bonds which it sold at a loss in 2002. This $270,000 payment, in addition to the $1.2 million initial payment received from the WorldCom securities litigation in January 2007, reverses part of LPAL's realized loss recorded in 2002.

       In December 2008, LPAL received a $1.37 million partial distribution from the Enron Corporation securities litigation. LPAL held certain Enron Corporation publicly traded bonds which it sold at a loss in 2002. This payment recovers part of LPAL's realized loss on the Enron Corporation bonds recognized in 2002. LPAL expects to receive the final Enron distribution in the second half of 2009, but the amount of this final distribution is currently uncertain.

       As disclosed above, during the first quarter of 2009, the Group determined that impairment indicators existed for one of LPAL's private equity investments, and then determined that the impairment was other-than-temporary. The Group recognized a realized investment loss in its consolidated statement of operations of $200,000 on this investment during the first quarter of 2009. In both the third quarter of 2008 and the fourth quarter of 2008, other-than-temporary impairment losses of $250,000 in each quarter were recognized in the Group's consolidated statement of operations on this same private equity investment. During the second quarter of 2009, the Group determined that no impairment indicators existed for its private equity investments.


Note 4.    Fair Value of Financial Instruments

       The Company adopted SFAS 157 for financial assets and liabilities as of January 1, 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard also outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under U.S. GAAP, certain assets and liabilities must be measured at fair value, and SFAS 157 details the disclosures that are required for items measured at fair value. Financial assets and liabilities are measured using inputs from the three levels of the SFAS 157 hierarchy. The three levels are as follows:

       Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by the Company. During the six months ended June 30, 2009, the Company's Level 1 assets included money market mutual funds which are included in cash and cash equivalents in the condensed consolidated balance sheets. As of June 30, 2009, the Company had $8,101,000 in U.S. money market mutual funds, compared to $328,000 as of December 31, 2008.

       Level 2 - Inputs include quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly. During the six months ended June 30, 2009, the Company held no Level 2 assets.

       Level 3 - Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants. As of June 30, 2009 and December 31, 2008, the Group held $1,341,000 and $1,484,000, respectively, of private equity investments which are carried at cost, as adjusted for other-than-temporary impairments. In order to determine if any other-than-temporary impairments exist, the Group must first determine the fair values of its private equity investments using Level 3 unobservable inputs, including the analysis of various financial, performance and market factors. During the six months ended June 30, 2009, the Group recognized an other-than-temporary impairment loss of $200,000 on one of its private equity investments. In determining the fair value estimate of this investment, the Group's management considered the investee company's liquidity issues, the less favorable business environment, and the dilution in liquidity preferences for the preferred stock that the Group holds subsequent to a bridge financing that closed in May 2009.

       The change in carrying value of the Group's private equity investments, all of which have Level 3 inputs in the SFAS 157 hierarchy, for the six months ended June 30, 2009 was as follows:

                                                                                                     (In thousands)
Balance at December 31, 2008                                                                                $ 1,484

Realized investment loss included in earnings in the first quarter of 2009 determined by considering
   fair value measurements using significant unobservable inputs (Level 3)                                     (200)

Additional investment in one the Group's private equity holdings                                                 57

                                                                                                      -------------
Balance at June 30, 2009                                                                              $       1,341
                                                                                                      =============

       Cash and cash equivalents, accounts receivable, interest receivable, prepaid expenses and deposits, accounts payable and accrued expenses, and insurance policyholder liabilities are reflected in the consolidated balance sheets at carrying values which approximate fair values due to the short-term nature of these instruments.


Note 5.   Share Based Compensation

Equity Compensation Plan

       The London Pacific Group 1990 Employee Share Option Trust ("ESOT"), which was approved by shareholders in 1990, provides for the granting of share options to employees and directors. Such grants to employees and directors are generally exercisable in four equal annual installments beginning one year from the date of grant, subject to employment continuation, and expire seven to ten years from the date of grant. Until August 2008, options were generally granted with an exercise price equal to the fair market value of the underlying shares at the date of grant. On August 19, 2008, the exercise price of 4,450,000 options granted on March 27, 2007 to employees and directors was modified from $0.10 to $0.31, the net book value of the shares as of December 31, 2006.

Share Based Compensation Expense

       Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), "Share-Based Payment," which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including share options, based on the fair value of the award on the grant date, and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123R supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to

Employees," and related interpretations, for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. The Company applied the provisions of SAB 107 in its adoption of SFAS 123R.

       The Company adopted SFAS 123R using the modified prospective transition method as permitted under SFAS 123R. Accordingly, prior period amounts were not restated. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method as prescribed by APB 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's ordinary shares on the date of grant.

       In November 2005, the Financial Accounting Standards Board ("FASB") issued Staff Position No. FAS 123(R)-3 ("FSP 123R-3"), "Transition Election Related to Accounting for the Tax Effects of Share-Based Payments." The Company elected to adopt the alternative transition method provided in FSP 123R-3 for calculating the tax effects of share based compensation under SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool ("APIC pool") related to the tax effects of share based compensation, and for determining the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of share based compensation awards that are outstanding upon adoption of SFAS 123R.

       SFAS 123R requires companies to estimate the fair value of share based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations.

       Share based compensation expense recognized in the Company's consolidated statement of operations for the three and six months ended June 30, 2009 and 2008 includes compensation expense for share options granted prior to, but not yet vested as of December 31, 2005, as well as compensation expense for 4,500,000 share options granted to employees and directors on March 27, 2007, and 3,450,000 share options granted to employees and directors on August 20, 2008. No share options have been granted since August 20, 2008. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Share based compensation expense calculated in accordance with SFAS 123R is to be based on awards ultimately expected to vest, and therefore the expense should be reduced for estimated forfeitures. The Company's estimated forfeiture rate of zero percent for the first six months of 2009 and 2008 was based upon the fact that all unvested options related to longstanding employees and directors. However, in September 2008, an employee gave notice of his resignation effective at the end of October 2008. As such, 2,900,000 unvested options were forfeited on October 31, 2008. As these forfeitures were expected as of September 30, 2008, share based compensation expense was reduced in the third quarter of 2008 by $18,000. This represents the reversal of share based compensation expense amortization through the third quarter of 2008 related to the 2,900,000 unvested and forfeited options. In August 2008, the Company gave notice to its Chief Financial Officer that his current employment agreement would end on June 30, 2009. As a result, this employee forfeited 500,000 options that were unvested as of June 30, 2009. The Company's net share based compensation expense for 2008 and for the first quarter of 2009 was not impacted by the expected forfeiture of these 500,000 options; however, share based compensation expense for the second quarter of 2009 was reduced by $4,056, and share based compensation expense for future quarters through the first quarter of 2011 will be reduced by this amount. Despite the departure of these two employees, the Group's management continues to believe that a zero percent forfeiture rate for future periods is appropriate.

       SFAS 123R requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. As there were no share option exercises during 2008 or the first six months of 2009, the Company had no related tax benefits during those periods. Prior to the adoption of SFAS 123R, those tax benefits would have been reported as operating cash flows had the Company received any tax benefits related to option exercises.

       The fair value of share option grants to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's share options. The Black-Scholes model also requires subjective assumptions, including future share price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate is based on the U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of the Company's share price. These factors could change in the future, which would affect the share based compensation expense in future periods, if the Company, through the ESOT, should grant additional share options.

Valuation and Expense Information Under SFAS 123R

       The estimated fair value of share option compensation awards to employees and directors, as calculated using the Black-Scholes option pricing model as of the date of grant, is amortized using the straight-line method over the vesting period of the options. For the three months ended June 30, 2009 and 2008, compensation expense related to share options under SFAS 123R totaled $13,000 and $22,000, respectively, and is included in operating expenses in the accompanying statement of operations. For the six months ended June 30, 2009 and 2008, compensation expense related to share options under SFAS 123R totaled $32,000 and $44,000, respectively.

       On March 27 2007, 4,500,000 options were granted to employees and directors at an exercise price equal to the fair market value of the underlying shares on the grant date which was $0.10. These options were valued using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 66%, risk-free interest rate of 4.52%, weighted average expected life of 6.25 years and expected dividend yield of zero percent. The fair value of the 4,500,000 options was $292,000. During 2007, 50,000 of these options were forfeited. As discussed above, on August 19, 2008, the exercise price of the remaining 4,450,000 options was modified from $0.10 to $0.31, the net book value per share as of December 31, 2006. The fair value of the modified options was determined to be $160,000, calculated using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 99%, risk-free interest rate of 3.04%, weighted average expected life of 4.85 years and expected dividend yield of zero percent. Using these same assumptions, the fair value of the original 4,450,000 options immediately prior to the exercise price modification was calculated to be $216,000. As the fair value of the modified options is less than the fair value of the original options immediately before the exercise price modification, under SFAS123R, there is no incremental cost resulting from the modification and therefore the original grant date fair value will continue to be amortized over the remaining vesting schedule to March 27, 2011, less the value of any actual or expected forfeitures of unvested options.

       On August 20, 2008, 3,450,000 options were granted to employees and directors with an exercise price of $0.30, the net book value of the shares as of June 30, 2008. These options were valued using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 99%, risk-free interest rate of 3.27%, weighted average expected life of 6.25 years and expected dividend yield of zero percent. The fair value of the 3,450,000 options was $151,000.

       During 2008, 1,362,500 options became vested, 3,450,000 options were granted, 3,400,000 were forfeited and no options were exercised. During the first quarter of 2009, 612,500 options became vested, and no options were granted, forfeited or exercised. During the second quarter of 2009, 250,000 options became vested, 500,000 unvested options were forfeited, and no options were granted or exercised. At June 30, 2009, there were 9,175,000 options outstanding with a weighted-average exercise price of $1.61. There were no in-the-money options outstanding at that date. Of the outstanding options, 6,400,000 were exercisable at June 30, 2009, and these have a weighted-average exercise price of $2.18. The remaining 2,775,000 options were unvested at June 30, 2009. These unvested options have a weighted-average exercise price of $0.30. As of June 30, 2009, total unrecognized compensation expense related to unvested share options was $111,000, which is expected to be recognized as follows: $23,000 in the last six months of 2009, $46,000 in 2010, $28,000 in
2011 and $14,000 in 2012.  On July 31,  2009,  2,700,000  vested  options with a weighted-average
exercise price of $0.45 were forfeited by the Company's Chief Financial Officer whose employment ended on June 30, 2009 as discussed above.

       For additional  information  relating to the Group's share  options,  see
Note 10 to the Company's consolidated financial statements included in the Company's Annual Report for the year ended December 31, 2008.


Note 6.   Income Taxes

       In June 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 effective on January 1, 2007.

       The Company's management believes that its income tax positions would be sustained upon examination by appropriate taxing authorities based on the technical merits of such positions, and therefore the Company has not provided for any unrecognized tax benefits at the adoption date, and there has been no change to the $0 unrecognized tax benefits from January 1, 2007 through June 30, 2009. In general, the Company's tax returns remain subject to examination by taxing authorities for the tax years 2004 through 2007, and for 2008 once the returns are filed.

       During the third quarter of 2008, the Internal Revenue Service issued a private letter ruling that the Group's U.S. holding company, Berkeley (USA) Holdings Limited ("BUSA"), should include London Pacific Life & Annuity Company in Liquidation ("LCL") in its federal consolidated tax returns for tax years commencing with 2005. LCL is not considered a variable interest entity within the scope of FASB Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities," which interprets Accounting Research Bulletin No. 51, "Consolidated Financial Statements." BUSA holds the common stock of LCL but BUSA does not have any voting or management control over LCL. The financial statements of LCL have not been included in the Company's consolidated financial statements and they will not be included in the future. The Group will be filing amended federal consolidated tax returns for 2005 through 2007 during 2009, and the Group's management believes that the inclusion of LCL in the federal consolidated tax returns of BUSA for 2005 through 2008 will result in insignificant tax liabilities for the Group. As of the end of 2007, LCL has approximately $59 million of net operating loss carryforwards and approximately $74 milllion of capital loss carryforwards. The Group's management believes that these loss carryforwards should be sufficient to offset any taxable income of LCL in the foreseeable future and that any resulting tax liabilities (e.g., alternative minimum tax) will not be material. In addition, future taxable income generated by LCL also could be offset with BUSA's carryforward net operating or capital losses, if any, and with BUSA's current net operating or capital losses, if any. Alternatively, BUSA's future taxable income could be offset with LCL's carryforward or current net operating or capital losses, if any. BUSA and LCL have signed a tax allocation and sharing agreement dated March 18, 2009. Under this agreement, any benefit to BUSA of utilizing the tax losses of LCL to offset BUSA's separate taxable income in BUSA's federal consolidated tax returns should BUSA not have any of its own carryforward losses will be paid by BUSA to LCL, and any benefit to LCL of utilizing the tax losses of BUSA to offset LCL's separate taxable income in BUSA's federal consolidated tax returns should LCL not have any of it own carryforward losses will be paid by LCL to BUSA. Any tax liabilities, including alternative minimum taxes, created by the inclusion of LCL in the federal consolidated tax returns of BUSA will be paid by LCL either directly to the U.S. Internal Revenue Service ("IRS") or reimbursed to BUSA by LCL if payment is made to the IRS by BUSA. For purposes of computing allocable federal income tax liability, BUSA will allocate taxable income brackets and exemptions on a pro-rated basis among members of the affiliated tax group.

Note 7.   Commitments and Contingencies

Guarantees

       In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34." The following is a summary of the Company's agreements that the Company has determined are within the scope of FIN 45.

       Under its Memorandum and Articles of Association, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company maintains directors and officers' liability insurance that limits the Company's exposure and enables it to recover a portion of any future amounts paid. As a result of its insurance coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of June 30, 2009.

       The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, clients and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities. These indemnification provisions sometime include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company believes the estimated fair value of these agreements is minimal as historically, no payments have been made by the Company under these indemnification obligations. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2009.


Note 8.   Business Segment and Geographical Information

       The Company's reportable operating segments are classified according to its businesses of consulting in venture capital, and life insurance and annuities, in accordance with Statement of Financial Accounting Standards No. 131, "Segment Reporting."

       Intercompany   transfers  between   reportable   operating  segments  are
accounted for at prices which are designed to be representative of unaffiliated third party transactions.

       Summary revenue and investment gain (loss) information by geographic segment, based on the domicile of the Group company generating those revenues, is as follows:

                                                                      Three Months Ended            Six Months Ended
                                                                            June 30,                    June 30,
                                                                 ---------------------------   --------------------------
                                                                     2009           2008          2009          2008
                                                                 ------------   ------------   -----------   ------------
                                                                                      (In thousands)

Jersey                                                           $          5   $         69   $      (190)  $        440
United States                                                             152            159           251            293
                                                                 ------------   ------------   -----------   ------------
Consolidated revenues and net investment
   gains                                                         $        157   $        228   $        61   $        733
                                                                 ============   ============   ===========   ============


       Revenues and loss before income tax expense for the Company's reportable operating segments, based on management's internal reporting structure, were as follows:


                                                                      Three Months Ended            Six Months Ended
                                                                            June 30,                    June 30,
                                                                 ---------------------------   --------------------------
                                                                     2009           2008          2009          2008
                                                                 ------------   ------------   -----------   ------------
                                                                                      (In thousands)

Revenues and net investment gains (losses):
Consulting in venture capital                                    $        150   $        150   $       247   $        264
Life insurance and annuities                                                4             60          (191)           417
                                                                 ------------   ------------   -----------   ------------

                                                                          154            210            56            681
Reconciliation of segment amounts to consolidated amounts:
Interest income                                                             3             18             5             52
                                                                 ------------   ------------   -----------   ------------
Consolidated revenues and net investment
   gains                                                         $        157   $        228   $        61   $        733
                                                                 ============   ============   ===========   ============


Income (loss) before income taxes:
Consulting in venture capital                                    $       (156)  $       (199)  $      (376)  $       (453)
Life insurance and annuities                                              (76)           (36)         (346)           226
                                                                 ------------   ------------   -----------   ------------

                                                                         (232)          (235)         (722)          (227)
Reconciliation of segment amounts to consolidated amounts:
Interest income                                                             3             18             5             52
Corporate expenses                                                       (520)          (416)         (996)          (904)
                                                                 ------------   ------------   -----------   ------------
Consolidated loss before income tax expense                      $       (749)  $       (633)  $    (1,713)  $     (1,079)
                                                                 ============   ============   ===========   ============


Note 9.   Client Concentration

       The Group's revenues are from a limited number of clients. In the first six months of 2009, the Group's largest consulting client accounted for 67% of its consulting revenues, and another client accounted for 26% of its consulting revenues.


Note 10.   Subsequent Events

       Subsequent events have been evaluated to August 13, 2009, the date the condensed consolidated financial statements were issued. No events have occurred since June 30, 2009 that would require adjustment to, or disclosure in, the condensed consolidated financial statements.


Note 11.   Related Party Transactions

       The Company had no related party transactions during the first six months of 2009 that have materially affected the financial position or the performance of the Company during that period, and there were no changes in the related party transactions described in the Company's Annual Report for 2008 that could have a material effect on the financial position or performance of the Company in the first six months of 2009.

Note 12.   Principal Risks and Uncertainties

       We consider the principal risks and uncertainties for the remaining six months of 2009 to be the following: (1) the level of consulting fee revenues is expected to be volatile depending on the nature and extent of our work at any point in time, particularly in the current economic environment; and (2) by their very nature, venture capital investments are risky, and the private equity investments held by the Company's insurance subsidiary could decline in value.



Responsibility and Cautionary Statements

Responsibility Statement

    We confirm that to the best of our knowledge:

o The condensed set of consolidated financial statements for the six months ended June 30, 2009 included in this interim report, which has been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP"), gives a true and fair view of the assets, liabilities, financial position and profit or loss of the Company;

o This interim report includes a fair review of the information required by the Financial Services Authority's Disclosure and Transparency Rules ("DTR") 4.2.7 R (an indication of important events that have occurred during the first six months of the financial year and a description of principal risks and uncertainties for the remaining six months of the financial year); and

o This interim report includes a fair review of the information required by DTR 4.2.8 R (disclosure of related party transactions and changes therein).


Cautionary Statement

       This report is addressed to shareholders of Berkeley Technology Limited and has been prepared solely to provide information to them.

       This report is intended to inform the shareholders of the Company's performance during the six months ended June 30, 2009. Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

On behalf of the Board



Arthur I. Trueger
Executive Chairman and Principal Financial Officer
August 13, 2009


                                    ********


Please address any inquiries to:

Robert A. Cornman                    Jersey                       (0)1534 607700
Company Secretary
Berkeley Technology Limited





Form 10-Q for the quarter ended June 30, 2009

A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000


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